Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed by Neuro-Hitech, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 11, 2008	By:	/s/ Matthew E. Colpoys
Matthew E. Colpoys
President and Chief Executive Officer

Date: August 11, 2008	By:	/s/ David J. Barrett
David J. Barrett
Chief Financial Officer